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                                                                     Exhibit 5.1







                      [LETTERHEAD OF WINSTON & STRAWN LLP]





                                November 14, 2006


IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540

              Re:    Form S-1 Registration Statement (Registration No.
                     333-136521)

Ladies and Gentlemen:


              We have acted as counsel for IPG Photonics Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-136521) initially filed with the Securities and Exchange Commission (the "Commission") on August 11, 2006 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale by the Company and certain selling stockholders (the "Offering") of up to 10,350,000 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), including (i) 6,241,379 shares (the "Primary Shares") of Common Stock that may be offered by the Company pursuant to the Registration Statement, (ii) 2,758,621 shares of Common Stock that may be offered by certain selling stockholders pursuant to the Registration Statement and (iii) 1,350,000 shares of Common Stock that may be offered by certain selling stockholders to cover over-allotments pursuant to the Registration Statement (the Shares described in subclauses (ii) and (iii) being herein referred to as the "Secondary Shares").

              This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

              In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, (iii) the form of the Second Amended and Restated Certificate of Incorporation of the Company and (iv) the Amended and Restated By-laws of the Company. In our examination, we have assumed the


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IPG Photonics Corporation
November 14, 2006
Page 2


legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

              Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (1) when the Second Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, the Primary Shares will have been duly authorized by all requisite corporate action on the part of the Company and, when duly delivered against payment therefor as contemplated by the Underwriting Agreement the form of which is to be filed as
Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable and (2) the Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

              The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/   Winston & Strawn LLP